SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ALPINE GLOBAL DYNAMIC DIVIDEND FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALPINE GLOBAL DYNAMIC DIVIDEND FUND	January 29, 2010
2500 Westchester Avenue, Suite 215
Purchase, New York 10577

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 18, 2010

NA1	The control number below will allow you to access proxy information online for all your investments connected with this Annual Shareholder Meeting. To access this information please logon to:
NA2
NA3
NA4

www.proxyonline.com

YOUR CONTROL NUMBER IS:
XXXXXXXXXXXX

Dear Shareholder,

Notice is hereby given that an Annual Meeting of Shareholders (the “Meeting”) of Alpine Global Dynamic Dividend Fund (the “Fund”) will be held on March 18, 2010 at 11:00 a.m. Eastern Time, at 707 Westchester Avenue, White Plains, New York 10604.

Shareholders of the Fund will be asked at the Meeting:

1.             To elect Messrs. James A. Jacobson and H. Guy Leibler as Trustees to the Board of Trustees and;

2.            To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Trustees of the Fund unanimously recommends that you vote in favor for each nominee.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet at www.proxyonline.com. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If interested, you may attend the meeting in person and vote. If however, you cannot attend the meeting, please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in you can view/download the proxy statement and proxy card, request a copy of the proxy material via e-mail or the U.S. Post Office, and vote your shares over the Internet.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (877) 896-3199 Monday through Friday between the hours or 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

Sincerely,

Samuel A. Lieber

President

If you would like to receive a paper or electronic copy of the proxy material, please see the reverse side for instructions

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

REQUEST FOR PROXY MATERIAL

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before March 4, 2010 to allow for timely delivery. If you request to receive an electronic copy please do so by March 17, 2010.

BY INTERNET

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy material to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy material from the Fund via the U.S. Post Office or e-mail.

BY PHONE

You can request either an electronic copy or hardcopy of the proxy material by calling toll-free (877) 896-3199 and reference the control number listed above. Representatives are available between the hours of Monday through Friday 9:00am to 10:00pm Eastern Time.

BY E-MAIL

To request a copy of the proxy material, please send an e-mail with your control number in the subject line to the address noted below:

For a physical copy: mailproxy@proxyonline.com

For an electronic copy: emailproxy@proxyonline.com

To elect to receive all future proxy material via the referenced delivery method, please type “Permanent Request” in the body of the e-mail.